UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2025

Enlightify Inc.

(Exact name of Registrant as specified in charter)

Nevada	001-34260	36-3526027
(State or other jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3rd Floor, Borough A, Block A.

No.181 South Taibai Road

Xi’an, Shaanxi Province

People’s Republic of China 710065

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: +86-29-88266368

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐	Soliciting material pursuant to Rule14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ENFY	NYSE

Item 1.02 Termination of a Material Definitive Agreement.

On June 13, 2025, Enlightify Inc. (the “Company”) entered into a Mutual Rescission Agreement with Mr. Zhibiao Pan to terminate that Stock Purchase Agreement (the “SPA”) originally entered into on December 27, 2023. Pursuant to the SPA, the Company agreed to purchase all of the shares of Lonestar Dream Inc.(“Lonestar”), a Delaware corporation owned by Mr. Pan, for a total purchase price of $49,000,000. The transaction was previously disclosed in the Company’s Form 8-K filed with the U.S. Securities and Exchange Commission.

As of the date of this Mutual Rescission Agreement, the transaction had not been completed. The Company had paid a portion of the total purchase price to Mr. Pan in the amount of $9,947,981.04, and Lonestar continues to own and operate its Tarbush and Pyote mining sites.

Pursuant to the Mutual Rescission Agreement, the SPA and the underlying transaction were rescinded in their entirety. Mr. Pan has agreed to return all amounts previously paid by the Company within 180 days from the date of this Mutual Rescission Agreement. Failure to return such funds within the agreed period will result in the imposition of liquidated damages of 0.01% of the overdue amount per day and may entitle the Company to pursue legal remedies.

The Mutual Rescission Agreement includes mutual releases and discharges between the Company and Mr. Pan from any and all past, present, or future claims related to the SPA or the transaction contemplated therein, and provides that neither party admits any liability or wrongdoing.

The foregoing description of the Mutual Rescission Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 8.01 Other Events.

The Company and Mr. Pan have agreed to cooperate in good faith to facilitate the return of funds, and the Company intends to take all necessary actions to recover the previously paid amounts and ensure compliance with the terms of the Mutual Rescission Agreement. The Company will make additional disclosures as necessary.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Mutual Rescission Agreement, dated as of June 13, 2025, between the Company and Zhibiao Pan.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 17, 2025	ENLIGHTIFY INC.
(Registrant)

	By:	/s/ Zhuoyu Li
Zhuoyu Li
Chairman of the Board of Directors, Chief Executive Officer, and President

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